EXHIBIT 99.1

PROFIRE ENERGY ANNOUNCES $4.7 MILLION PRIVATE PLACEMENT OF
COMMON STOCK

Company Intends to Use Proceeds to Fund Additional Growth Initiatives

LINDON, Utah, November 13, 2013- Profire Energy, Inc. (OTCBB:PFIE), a technology company which manufactures, installs and services burner management systems and other combustion technologies for the oil and gas industry, today announced it has entered into a Securities Purchase Agreement for the sale of unregistered common stock in a private placement on Tuesday, November 12, 2013, with institutional and accredited investors, pursuant to which Profire will raise approximately $4.7 million in gross proceeds at a per-share price of $2.18. The offering intends to finance a number of new growth initiatives, and represents the first external financing the Company has undertaken. It is expected to close on or about November 15, 2013 (subject to customary closing conditions).

Chardan Capital Markets, LLC acted as lead placement agent and Maxim Group LLC as co-placement agent in the transaction.

 “We are very much looking forward to partnering with our new shareholders in pursuing the opportunities that these proceeds will afford us, while maintaining our culture of debt-avoidance,” said Brenton Hatch, Chief Executive Officer of Profire Energy. “One of the challenges entailed with financing operations through cash flow alone—as Profire has done for years—is that oftentimes our future growth opportunities were constrained by our past cash flow. However, as we plan to serve increasingly larger customers in multiple markets, we deemed it necessary to secure the expansion capital that will allow us to maintain our planned financial and operational trajectories. With these proceeds in place, we anticipate a strong long-term financial outlook for Profire stakeholders, as we capitalize on the accelerating energy-technology opportunities in the burner management industry: increasing efficiency, increasing safety, and improving compliance with regulatory bodies.”

“After considering Profire’s evolving customer base and current- and long-term market opportunities, we feel that this new capital will help Profire to continue to grow,” said Harold Albert, Chief Operations Officer of Profire Energy. “Potential growth initiatives, such as further expansion of Profire’s sales team, product development, international expansion, potential acquisitions, and improved operations can be more aggressively pursued with this capital in place.”

The securities offered in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or applicable state securities laws. Accordingly, the subject securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to qualified institutional buyers and accredited investors.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Further details of the private placement will be described in a Current Report on Form 8-K to be filed with the SEC by the company and the transaction documents will be attached to the Form 8-K.

To learn more about Profire Energy or its products, please contact Profire Energy, or visit www.ProfireEnergy.com.

About Profire Energy, Inc.
Profire Energy assists energy production companies in the safe and efficient transportation, refinement and production of oil and natural gas. As energy companies seek greater safety for their employees, compliance with more stringent EPA standards and enhanced margins with their energy production processes, Profire Energy’s burner management systems are increasingly becoming part of their solution. To learn more about the company’s products and services, please visit www.ProfireEnergy.com.  Profire Energy has offices in Lindon, Utah; Houston, Texas; and Edmonton, Alberta, Canada.

Cautionary Note Regarding Forward-Looking Statements.  Statements made in this release that are not historical are forward-looking statements.  This release contains forward-looking statements, including, but not limited to statements regarding the Company pursuing the opportunities that will be afforded the Company by securing the proceeds, the Company’s plans to serve increasingly larger customers in the future, the securing of funds allowing the Company to maintain its strategic and financial trajectories, a strong long-term financial outlook for Profire stakeholders due to the securing of proceeds, additional capital being a significant step allowing the Company to continue to grow, or Profire’s strategic plans, evolving customer base, or opportunity in the industry . All such forward-looking statements are subject to uncertainty and changes in circumstances. Forward-looking statements are not guarantees of future results or performance and involve risks, assumptions and uncertainties that could cause actual events or results to differ materially from the events or results described in, or anticipated by, the forward-looking statements. Factors that could materially affect such forward-looking statements include certain economic, business, public market and regulatory risks and factors identified in the company’s periodic reports filed with the Securities Exchange Commission. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are made only as of the date of this release and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances, except as required by law. Readers should not place undue reliance on these forward-looking statements.

Contact:
Profire Energy, Inc.
Andrew Limpert, CFO
(801) 796-5127

Profire Energy, Inc.
Nathan McBride, Finance & Communications
(801) 796-5127

RedChip Companies, Inc.
Brendan Hopkins
1-800-RED-CHIP (733-2447), ext. 134